As filed with the Securities and Exchange Commission on June 6, 2002
                                                     Registration No. 333-______
     -----------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                     --------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      -------------------------------------
                            VIANET TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                                   87-0434285
(State or Other Jurisdiction            (IRS Employer Identification No.)
of Incorporation or Organization)

                         6509 Windcrest Drive, Suite 160
                               Plano, Texas 75024
               (Address of Principal Executive Offices) (Zip Code)
                  ---------------------------------------------
                            1999 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)
                  ---------------------------------------------
                     Victor E. Goetz, Senior Vice President
                           and Chief Financial Officer
                         6509 Windcrest Drive, Suite 160
                               Plano, Texas 75024
                     (Name and Address of Agent For Service)

                                 (972) 543-2700
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
     -----------------------------------------------------------------------

                                            Proposed          Proposed
         Title of                           Maximum           Maximum
         Securities        Amount           Offering          Aggregate         Amount of
         to be             to be            Price             Offering          Registration
         Registered        Registered(1)    Per Share(2)      Price(2)          Fee
         ----------        -----------      ------------      ----------        -----------
         Common Stock      32,500,000       $0.055            $1,787,500        $164.45
         $0.0001 par value per share
--------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Employee Stock Incentive Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Vianet Technologies, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the closing price per share of Common Stock of Vianet Technologies, Inc. on June 5, 2002 as reported on the Over the Counter Bulletin Board.

                                EXPLANATORY NOTE

         Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register 32,500,000 additional shares of common stock, $0.0001 par value per share, of Vianet Technologies, Inc., with respect to a currently effective Registration Statement on Form S-8 relating to Vianet's 1999 Employee Stock Option Plan.

         The contents of the Registration Statement on Form S-8 as filed on November 13, 2001, Registration No. 333-73184 are incorporated by reference into this Registration Statement.

Prospectus

                            VIANET TECHNOLOGIES INC.

                        8,970,245 SHARES OF COMMON STOCK

                             issued pursuant to the

                         1999 Employee Stock Option Plan


         This prospectus relates to the sale of up to 8,970,245 shares of common stock of Vianet Technologies Inc. offered by certain holders of our securities acquired upon the exercise of options issued to such persons pursuant to our 1999 Employee Stock Option Plan. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders. Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

         Our common stock trades on the Over-The-Counter Bulletin Board under the symbol "VNTK." On June 5, 2002, the closing sale price of the common stock was $0.055 per share. The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                  The date of this prospectus is June 6, 2002.

                                TABLE OF CONTENTS

                                                                                                 Page

Prospectus Summary                                                                               5
Risk Factors                                                                                     6
Selling Stockholders                                                                             10
Plan of Distribution                                                                             12
Interests of Named Experts and Counsel                                                           13
Incorporation of Certain Documents by Reference                                                  13
Disclosure of Commission Position on Indemnification For Securities Act Liabilities              13
Available Information                                                                            14

                               Prospectus Summary

Overview

We were originally incorporated in the State of Delaware on March 20, 1998. In March 1999, we consummated a merger with Radar Resources, Inc., a Nevada Corporation, under the terms of which we merged with and into Radar through an exchange of shares. Upon completion of the merger, Radar changed its name to Vianet Technologies, Inc. In June 2000, we reincorporated under the laws of the State of Delaware.

In December 2001, we acquired 100% of the outstanding capital stock of Comm Services Corporation ("CSC") in a merger transaction. CSC operates as a division of Vianet and is a wholesaler of telecommunications services that sells international long distance voice and data service to global carriers that include regional Bell operating companies, competitive local exchange carriers, long distance companies and private network providers. CSC provides its services through a combination of its own international network facilities, various international termination relationships and resale arrangements with other international long distance service providers. CSC was originally incorporated on February 16, 2001.

Although Vianet was the surviving legal entity in the merger, the transaction has been accounted for as an issuance of equity by CSC, and a recapitalization of CSC under the capital structure of Vianet in exchange for the net assets of Vianet. This type of transaction is commonly referred to as a reverse acquisition. Under the purchase method of accounting, the historical results of CSC have been carried forward and Vianet's operations have been included in the financial statements commencing on the merger date. Accordingly, all of the historical 2001 results included here are those of CSC only. Further, on the date of the merger, the assets and liabilities of Vianet were recorded at their fair values, with the excess purchase consideration allocated to goodwill and consolidated with the balance sheet of CSC. Results of operations after the merger will include the results of both companies on a consolidated basis.

Principal Products And Services

The Company, through CSC, offers telecommunications services both domestically and internationally, providing high quality Voice Over Internet Protocol , commonly referred to as VoIP, long distance services. These services, which include transport and termination services, a switched direct dialing VoIP, commonly referred to as 1+dialing, voice, fax and modem service, and Network Monitoring Operations Center Services, are provided to telecommunication carriers, business enterprises and other service providers. CSC enables telephony communications service providers to offer their consumers high quality voice, data, and video communications. CSC delivers its services through its IP-based packet switching network that is designed to be more efficient than traditional circuit-switching networks. CSC is able to charge customers highly competitive rates because its transmission costs are generally lower than those incurred by traditional circuit-switching competitors. The CSC network reduces transmission costs by providing routing which bypasses many local access, long-distance tariff and settlement charges.

The Company's network is designed to allow it to accommodate rapid deployment of new services like video conferencing, enterprise Virtual Private Networks (VPN) and enhanced data services.

Vianet is continuing its business of designing and marketing advanced data visual communication technologies and services, which utilize a wavelet compression technique Wavelet based technologies deliver data, video and multimedia content faster than conventional compression techniques. Furthermore, wavelet compression typically uses less bandwidth, costs less and yields higher quality video and still imagery than conventional techniques. Our key products include the Lightning Strike suite of products, which include LS Video Messenger, LS Video Interactive, LS Power Zoom and LS Video Stream. All of these products utilize our wavelet technology, and offer customers high quality desktop video applications. Our key video products include the Lightning Strike suite of products such as:

o        LS Video Messenger Pro - a product that enables users to send V-Mail, which consist of the E-mailing of a video file;

o        LS Video Interactive - a suite of Video Conferencing products;

o        LS Power Zoom - a product that allows a user to zoom and pan on still images;

o        LS Video Stream - a streaming video product that allows users to view video on demand; and

o        LS Licensing Server - a server based application that manages deployment and version control for the other LS products.

The combination of CSC's global IP network and Vianet's suite of visual media applications results in the Company being able to offer consistent, high quality voice, video and data services to customers on a privately managed IP-based network. This network has Tier 1 bandwidth connections, providing service at levels of quality and reliability that are difficult to achieve over public networks, such as the Internet, and making it ideal for applications like VoIP and Video conferencing. In addition, a state-of-the-art network operations center is in place to monitor, analyze and test all aspects of the network performance 24 hours a day, 7 days a week, to assure high quality and to minimize interruption of service to customers.

The Company is now able to provide enterprise customers with a global Virtual Private Network, with bandwidth management and Quality of Service, or QoS, features, for business quality video conferencing and data collaboration, any time, anywhere. Further, the Company can now provide managed broadband network access, combining the use of traditional broadband copper access and broadband wireless access where traditional wire access isn't practical. This combination allows the Company to offer both the traditional service providers and the enterprise customers a business reason to justify VPN services.

We also offer video compression technology, as well as value added services, which provide our customers with a competitive edge. We believe our products will enable communications across broadband networks that efficiently combine voice, data, graphics and video across geographic locations with high throughput, protocol flexibility, and system expandability.

Our principal offices are located at 6509 Windcrest Drive, Suite 160, Plano, Texas 75024, and our telephone number is (972) 543-2700. We are a Delaware corporation.


This Offering


Shares of common stock outstanding prior to this offering.......................588,408,448

Shares offered in this prospectus...............................................  8,970,245

Total shares outstanding after this offering....................................588,408,448

Use of proceeds.................            We will not receive any  proceeds
                                            from the sale of the shares of
                                            common  stock  offered in
                                            this prospectus.

Risk Factors


         Investment in our common stock involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus. The risks and uncertainties described below are not the only ones. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline.

         Except for historical information, the information contained in our SEC prospectuses are "forward-looking" statements about our expected future business and performance. Our actual operating results and financial performance may prove to be very different from what we might have predicted as of the date of this prospectus.

Risks Related To Our Business

We Have A Limited Operating History With Which To Judge Our Performance.

         We were originally incorporated in the State of Delaware on March 20, 1998. In December 2001, we acquired 100% of the outstanding capital stock of Comm Services Corporation ("CSC") in a merger transaction. CSC operates as a division of Vianet and is a wholesaler of telecommunications services that sells international long distance voice and data service to global carriers that include regional Bell operating companies, competitive local exchange carriers, long distance companies and private network providers. On July 24, 2001, CSC purchased 83% of Inter-Tel.NET, Inc. ("ITN") from Inter-Tel, Inc. in a stock purchase transaction. ITN is a facilities-based provider of U.S. originated international long-distance voice and data terminations services. The efficiency of its managed VoIP network, its least cost routing structure and bandwidth capacity allow CSC to offer competitive prices to carrier and reseller customers for international termination. Accordingly, we have a limited operating history. We may encounter risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. We cannot assure stockholders that our business strategy will be successful or that we will successfully address these risks. Our failure to do so could materially adversely affect our business, financial condition and operating results.

We Have A History Of Losses And We Anticipate Future Losses And Negative Cash Flow.

         We incurred net losses from operations of $14,168,656 for the period from February 16, 2001 (Inception) through December 31, 2001. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. In addition, we may require additional funds to sustain and expand our sales and marketing activities, research and development, and our strategic alliances, particularly if a well-financed competitor emerges or if there is a rapid technological shift in the Internet access equipment industry. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

The Failure To Manage Our Growth In Operations And Hire Additional Qualified Employees Could Have A Material Adverse Effect On Us.

         The expected growth of our operations will place a significant strain on our current management resources. To manage this expected growth, we will need to improve our:

         -        operations and financial systems;
         -        procedures and controls; and
         -        training and management of our employees.

Competition for personnel is intense, and we cannot assure stockholders that we will be able to successfully attract, integrate or retain sufficiently qualified personnel. Our failure to attract and retain the necessary personnel or to effectively manage our employee and operations growth could result in additional losses and lower revenue.

Our Recent Acquisition Of Comservices Corporation May Lower Our Earnings.

         We recently acquired Comservices Corporation. If we are unable to effectively integrate this business into our existing business, and retain key employee expertise in our organization, it may lower our earnings or revenue growth.

We Need To Expand Our Sales And Support Organizations To Increase Market Acceptance Of Our Products.

         Competition for qualified sales personnel is intense. In addition, we currently have a small customer service and support organization and will need to increase our staff to support new customers and the expanding needs of existing customers. The employment market for sales personnel, and customer service and support personnel in this industry is very competitive, and we may not be able to hire the kind and number of sales personnel, customer service and support personnel we are targeting. Our inability to hire qualified sales, customer service and support personnel may materially adversely affect our business, operating results and financial condition.

We Have Tangible Net Worth Deficit And A Going-Concern Qualification In Our Certifying Accountant's Financial Statement Report, Either Or Both Of Which May Make Capital Raising More Difficult And May Require Us To Scale Back Or Cease Operations.

         We have a net worth deficit as of our latest balance sheet date. This deficit indicates that we will be unable to meet our future obligations unless additional funding sources are obtained. To date we have successfully funded Vianet by attracting additional equity and debt investments. However, if in the future we are unsuccessful in attracting new sources of funding then we will be unable to continue in business. In addition, the financial statements for our year ended December 31, 2001 have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements for the period ended December 31, 2001, the Company incurred losses of $14,168,656 for the period from February 16, 2001 (Inception) through December 31, 2001. The Company is also in arrears on its capital lease obligations in the amount of $1,082,037 as of December 31, 2001 and has negative working capital of $17,749,467. The majority of the Company's Accounts Payable are delinquent. The Company is working with its vendors to procure revised payment terms, although there can be no assurances that the Company will be successful in this endeavor. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustment relating to the recovery and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

         The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow from operations, to obtain financing arrangements or equity investment on a timely basis sufficient to satisfy current working capital needs and ultimately to attain profitability. The Company is actively pursuing additional financing and equity financing through discussions with lenders and investment bankers.

         We believe that our ongoing efforts will continue to successfully fund operations until positive cash flow is attained. However, there is no guarantee that our efforts will be able to attract additional necessary equity and/or debt investors. If we are unable to obtain this additional funding, we may not be able to continue operations.

We May Not be Able to Obtain Sufficient Capital to Fund our Operations and, as a Result, We May Cut Back or Discontinue Operations or Limit our Business Strategies.

         While we will need significant additional capital in the near future, we may be unable to obtain funding for our operations on favorable terms, or at all. If adequate funds are not available, we may be required to cut back or discontinue our product introductions, or our sales, marketing or distribution plans, or to reduce our operating expenses, or attempt to obtain funds through strategic alliances that may require us to relinquish rights to one or more of our technologies or products.

Concentration of Credit Risk

         For the period ended December 31, 2001, all of our customers were telecommunication service providers. The five largest customers represented 74.4% of our revenue while the ten largest customers represented 92.5%. Although our largest customers may vary from period to period, we anticipate that our results of operations in any given period will continue to depend to a significant extent upon sales to a small number of customers. None of our customers have entered into an agreement requiring them to purchase a minimum amount of product from us. There can be no assurance that our principal customers will continue to purchase product from us at current levels, if at all. The loss of one or more major customers could have a material adverse effect on our business, financial condition and results of operations.

Risks Related To Our Industry

Our failure to respond to rapid change in the market for VoIP software could cause us to lose revenue and harm our business.

         The market for VoIP communications products has only recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed products and services for Internet or other IP network voice communications. As is typical in the case of a new and rapidly evolving industry, the demand for and market acceptance of recently introduced VoIP products and services are subject to a high degree of uncertainty. There can be no assurance that VoIP will become widespread. Further, even if VoIP achieves broad market acceptance, there can be no assurance that our products will achieve market acceptance. The adoption of VoIP generally requires the acceptance of a new way of exchanging information. In particular, enterprises that have already invested substantial resources in other means of communicating information may be reluctant or slow to adopt a new approach to communications. The lack of control over VoIP infrastructure and each user's system configuration may cause users of VoIP delays in the transmission of speech, loss of voice packets and inferior sound quality relative to standard telephony networks. If these factors cause the market for VoIP to fail to develop or to develop more slowly than we anticipate, our VoIP products could fail to achieve market acceptance, which in turn could have a material adverse effect on our business, financial condition and results of operations.

New government regulation and the resolution of current legal uncertainties could harm our business.

         The regulatory environment for VoIP is subject to substantial uncertainty. There can be no assurance that the sale and use of VoIP products will not violate telecommunications or other regulations in any of the countries in which such products are or will be marketed and used. In the United States, we believe that there are currently few laws or regulations directly applicable to VoIp. However, changes in the regulatory environment, particularly in regulations relating to the telecommunications industry, could have a material adverse effect on our business. The increased commercial acceptance of VoIP could result in intervention by governmental regulatory agencies in the United States or elsewhere in the world under existing or newly enacted legislation and in the imposition of fees, charges or taxes on users and providers of products and services in this area. There can be no assurance that such intervention or imposition of fees, charges or taxes would not have a material adverse effect upon the acceptance and attractiveness of VoIP. Moreover, legislative proposals from international, federal and state government bodies could impose additional regulations and obligations upon on-line service providers. The growing popularity and use of the Internet has increased public focus and could lead to increased pressure on legislatures to impose such regulations. While we are aware of any other proposed legislation or regulation directly affecting its business, we cannot predict the likelihood that any future legislation or regulation will be enacted, nor the financial impact, if any, of such resulting legislation or regulation. In the future, we may also develop and introduce other products with new or additional telecommunications capabilities or services, which could be subject to existing federal government regulations or result in the imposition of new government regulations, either in the United States or elsewhere.

We Are Dependent Upon The Market Acceptance Of Our Technology.

         Much of the technology developed and acquired by us, particularly wavelet compression technology is based upon recent advances in technology and there can be no assurance that this technology will gain broad market acceptance. Systems integrators, manufacturing partners and other customers may not adopt our products unless they determine, based on experience, testing and other factors, that our products are superior alternatives to other available products. To date, wavelet technology has only been demonstrated in and utilized by a limited number of applications. An inability to sell commercial quantities of products using wavelet technology would have a material adverse effect on our business, financial condition and results of operations. Furthermore, shifts in market acceptance of our products' performance, cost effectiveness, or our sales methods could materially adversely affect our business, operating results and financial condition.

We Expect the Average Selling Prices Of Our Products To Erode Rapidly, Which May Impact Gross Margins Negatively.

         The Internet access equipment industry has experienced rapid erosion of average selling prices due to a number of factors, including competitive pricing pressures and rapid technological change. We may experience substantial period-to-period fluctuations in future operating results due to the erosion of our average selling prices. We anticipate that the average selling prices of our products will decrease in the future in response to competitive pricing pressures, increased sales discounts, new product introductions by us or our competitors or other factors. Our failure to develop and introduce new products and product enhancements on a timely basis while reducing product costs would materially adversely affect our business, operating results and financial condition.

Our Products Must Comply With Evolving Industry Standards And Government Regulations, Which Could Result In Product Delays Or Unanticipated Expenses.

         In the United States, our products must comply with various regulations and standards defined by the Federal Communications Commission and Underwriters Laboratories. Internationally, products that we develop may be required to comply with standards established by telecommunications authorities in various countries as well as with recommendations of the International Telecommunication Union. Failure to comply with existing or evolving industry standards or to obtain timely domestic or foreign regulatory approvals or certificates could materially adversely affect our business, operating results and financial condition.

Undetected Software Or Hardware Errors Could Have A Material Adverse Effect
On Us.

         Visual communications products frequently contain undetected software or hardware errors when first introduced or as new versions are released. We expect that such errors will be found from time to time in new or enhanced products after commencement of commercial shipments. These problems may cause us to incur significant warranty and repair costs, divert the attention of our engineering personnel from our product development efforts and cause significant customer relations problems. The occurrence of hardware and software errors, whether caused by our product or another vendor's products, could result in the delay or loss of market acceptance of our products, and any necessary revisions may result in the incurrence of significant expenses. The occurrence of any such problems would likely have a material adverse effect on our business, operating results and financial condition.

Risks Relating to our Common Stock

The Lack of a Mature Trading Market for our Common Stock May Cause our Stock Price to Decline Significantly and Limit the Liquidity of our Common Stock.

         We do not meet the listing requirements for the listing or quotation of our common stock on any national or regional securities exchange or on Nasdaq. Currently, our common stock is traded on the Over-The-Counter Bulletin Board. As a result, accurate current quotations as to the value of our common stock are unavailable making it more difficult for investors to dispose of our common stock. The lack of current quotations and liquidity can cause our stock price to decline or to trade lower than the prices that might prevail if our securities were listed or quoted on an exchange or on Nasdaq.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in our Securities is Limited, Which Makes Transactions in our Stock Cumbersome and May Reduce the Value of an Investment in our Stock.

         Since our common stock is not listed or quoted on any exchange or on Nasdaq, and no other exemptions currently apply, trading in our common stock on the Over-The-Counter Bulletin Board is subject to the "penny stock" rules of the SEC. These rules require, among other things, that any broker engaging in a transaction in our securities provide its customers with a risk disclosure document, disclosure of market quotations, if any, disclosure of the compensation of the broker and its salespersons in the transaction, and monthly account statements showing the market values of our securities held in the customer's accounts. The brokers must provide bid and offer quotations and compensation information before making any purchase or sale of a penny stock and also provide this information in the customer's confirmation. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

                              Selling Stockholders

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                     Shares Beneficially Owned                                  Shares Beneficially Owned
                                -----------------------------------                    -------------------------------------------
                                       Prior to the Offering                                        After the Offering

                                                                     ----------------
             Name                     Number            Percent           Total             Number                Percent
                                                                      Shares Offered

Peter Leighton (3)                      21,497,152       3.65%              3,625,000        17,872,152            3.04%
Robert Holloway                          1,684,920         *                1,684,920                 0              -
Scott Carpenter                          1,677,502         *                1,677,502                 0              -
Richard Friedman(4)                      1,297,737         *                1,250,000                 0              -
Brian Berger, Chief                        802,436         *                  322,823           479,613              *
Technology Officer (2)
Robert Logan, Chief Operating              677,593         *                  250,000           427,593              *
Officer (1)
Noelle Tutanjian                           100,000         *                  100,000                 0              -
Alan C. Klein                               30,000         *                   30,000                 0              -
Jacob N. Pollack                            30,000         *                   30,000                 0              -
                                                                     -----------------
                                                                            8,970,245
                                                                     -----------------

* Less than one percent.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes (i) 627,593 shares of common stock, (ii) 50,000 shares of common stock underlying options, all of which are currently exercisable. Excludes 450,000 shares of common stock underlying options, which are not currently vested or exercisable.
(2) Includes (i) 742,436 shares of common stock and (ii) 60,000 shares of common stock underlying options, all of which are currently exercisable. Excludes 445,000 shares of common stock underlying options, which are not currently vested or exercisable.
(3) Includes entities controlled by Peter Leighton, a former director and officer of Vianet Technologies, Inc. Includes (i) 3,625,000 shares of common stock held in the name of Peter Leighton (ii) 12,193,117 shares of common stock held in the name of CFM Capital Limited, (iii) 2,250,000 shares of common stock held in the name of Bayard Holdings Inc, (iv) 2,247,087 shares of common stock held in the name of Discovery International Limited, (v) 531,948 shares of common stock held in the name of Midas Finance Inc, (vi) 200,000 shares of common stock held in the name of Mr. Leighton's spouse, and (vii) 450,000 warrants to purchase common stock.

(4)           Partner in the law firm of Sichenzia Ross Friedman Ference LLP.
              Includes (i) 1,295,238 shares of common stock and (ii) 2,499 shares of common stock held in the name of Sichenzia Ross & Friedman LLP.


                              Plan of Distribution

         Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

                     Interests of Named Experts and Counsel

         The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018. Members of Sichenzia Ross Friedman Ference LLP are participants in the Registrant's 1999 Stock Incentive Plan and have received shares under such plan which are included in this registration statement.

                      Information Incorporated by Reference

         The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

o Reference is made to the Registrant's annual report on Form 10-KSB, as filed with the Commission on April 16, 2002, which is hereby incorporated by reference.

o Reference is made to the Registrant's definitive proxy statement, as filed with the Commission on December 17, 2001, which is hereby incorporated by reference.

o Reference is made to the Registrant's Form 8-K, as filed with the Commission on January 2, 2002, which is hereby incorporated by reference.

o Reference is made to the Registrant's Form 8-K/A, as filed with the Commission on March 12, 2002, which is hereby incorporated by reference.

o Reference is made to the Registrant's Form 10-QSB, as filed with the Commission on May 20, 2002, which is hereby incorporated by reference.

o The description of the Registrant's common stock is incorporated by reference to the Registrant's registration statement on Form 8-A, as filed with the Commission on February 9, 2000.

         We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Mr. Victor E. Goetz, Vianet Technologies Inc., 6509 Windcrest Drive, Suite 160, Plano, Texas 75024.


     Disclosure Of Commission Position On Indemnification For Securities Act
                                   Liabilities

         Vianet's Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, a director or officer of Vianet shall not be personally liable to Vianet or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of Vianet's Articles of Incorporation, as amended, is to eliminate the right of Vianet and its shareholders (through shareholders' derivative suits on behalf of Vianet) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. Vianet believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, Vianet has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                     Additional Information Available to You

         This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is quoted on The Over-The-Counter Bulletin Board. Reports, proxy and information statements and other information concerning us may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

         No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.



                            ------------------------





                        8,970,245 SHARES OF COMMON STOCK
                            ------------------------
                                   PROSPECTUS
                                 ---------------

                                  June 6, 2002

                                     PART I

Item 1.  Plan Information.

         The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 1999 Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan and Non-Employee Directors Plan Annual Information.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the 1999 Stock Incentive Plan are available without charge by contacting:

                            Vianet Technologies, Inc.
                         6509 Windcrest Drive, Suite 160
                               Plano, Texas 75024
                           Attn: Mr. Victor E. Goetz,
                            Senior Vice President and
                             Chief Financial Officer

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

o Reference is made to the Registrant's annual report on Form 10-KSB, as filed with the Commission on April 16, 2002, as amended, which is hereby incorporated by reference.

o Reference is made to the Registrant's definitive proxy statement, as filed with the Commission on December 17, 2001, which is hereby incorporated by reference.

o Reference is made to the Registrant's Form 8-K, as filed with the Commission on January 2, 2002, which is hereby incorporated by reference.

o Reference is made to the Registrant's Form 8-K/A, as filed with the Commission on March 12, 2002, which is hereby incorporated by reference.

o Reference is made to the Registrant's Form 10-QSB, as filed with the Commission on May 20, 2002, which is hereby incorporated by reference.

o The description of the Registrant's common stock is incorporated by reference to the Registrant's registration statement on Form 8-A, as filed with the Commission on February 9, 2000.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018. Members of Sichenzia Ross Friedman Ference LLP are participants in the Registrant's 1999 Stock Incentive Plan and have received shares under such plan which are included in this registration statement.

Item 6.  Indemnification of Directors and Officers.

            The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provided that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

            Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         All of the selling stockholders in this registration statement have received their shares of common stock pursuant to Section 4 (2) of the Securities Act of 1933.

Item 8.  Exhibits.

         EXHIBIT
         NUMBER   EXHIBIT

         4.1               1999 Stock Incentive Plan

         5.1               Opinion of Sichenzia Ross Friedman Ference LLP

         23.1              Consent of Hein + Associates, LLP

         23.3              Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1.

         24.1              Power of Attorney (included in the Signature Page).

Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     To  include  any  material   information   with  respect  to  the  plan  of
distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Plano, State of Texas, on this 6th day of June 2002.

                                                     VIANET TECHNOLOGIES, INC.


                                              By: /s/Victor E. Goetz

                                                     Victor E. Goetz
                                                     Senior Vice President
                                                     and Chief Financial Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

            That the undersigned officers and directors of Vianet Technologies, Inc., a Delaware corporation, do hereby constitute and appoint Victor E. Goetz the lawful attorney in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

            IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney and pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on June 6, 2002.

                 Signature                                  Title
/s/ Jeremy Posner                            Chairman of the Board and Secretary
Jeremy Posner

/s/ Greg A.  Somers                          President and Director
Greg A. Somers

/s/ Peter Ianace                             Chief Executive Officer and
Peter Ianace                                 Director

/s/ Victor Goetz                             Senior Vice President, Chief
Victor Goetz                                 Financial Officer, Chief
                                             Compliance Officer & Assistant
                                             Secretary and Director

/s/ Stephen Wagner                           Director
Stephen Wagner